                                                                     EXHIBIT 4.2

           ARTICLES OF MERGER AND DOMESTIC AND FOREIGN CORPORATIONS

      Pursuant to the provisions of Section 78.475 of the Nevada General Corporation Act, the undersigned domestic and foreign corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations.

         1. The names of the undersigned corporations and the states under the laws of which they are respectively organized are:

      Name of Corporation                                     State
      -------------------                                     -----
Ramex Synfuels International, Inc.                            Utah
Ramex Synfuels International, Inc.                            Nevada

         2. The laws of the state under which such foreign corporation is organized permit such merger.

         3. The name of the surviving corporation is Ramex Synfuels International, Inc., and it is to be governed by the laws of the State of Nevada.

         4. The Plan of Merger, which was approved by the board of directors of the undersigned domestic corporation in the manner prescribed by the Nevada General Corporation Act and approved by the undersigned foreign corporation in the manner prescribed by the laws of the state under which it is organized, is set forth in Exhibit "A" which is attached hereto and hereby incorporated by reference.

         5. The number of shares of Ramex Synfuels International, Inc. (Utah) which were outstanding at the time of the approval of the Plan of Merger by its Shareholders and their adoption of a resolution authorizing the Merger is Seventy-five Million (75,000,000), all of which were of one class.

         The number of the aforesaid outstanding shares which were voted for the Plan of Merger and resolution authorizing the Merger is Forty-five Million Nine Hundred Fifty-six Thousand Six Hundred Thirty-five (45,956,635), and the number of said shares which were voted against the same is Seven Hundred Twenty Three Thousand Nine Hundred Seventy-three (723, 973).

         6. The number of shares of Ramex Synfuels International, Inc. (Nevada) which were outstanding and entitled to vote at the time of the approval of the Plan of Merger by its Shareholders is zero (-0-), all of which are of one class.

         The number of the aforesaid outstanding shares which were voted for the Plan is zero (-0-), and the number of said shares which were voted against the same is zero (-0-).

         7. Ramex Synfuels International, Inc., the surviving corporation hereby: (a) agrees that it may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of the undersigned Utah corporation in any proceeding for the enforcement of the rights of a dissenting shareholder of such Utah corporation against the surviving corporations (b) irrevocably appoints the Secretary of State of Utah as its agent to accept service of process in any such proceedings, and (c) agrees that it will promptly pay to the dissenting shareholders of such Utah corporation the amount, if any, to which they shall be entitled under the provisions of the Utah Business Corporation Act with respect to the rights of dissenting shareholders.

Dated:   November 22, 1988

                                          RAMEX, SYNFUELS  INTERNATIONAL, INC.,
                                          a Utah Corporation

                                          By:  /s/ Donald L. Walker
                                             --------------------------------
                                             Donald L. Walker
                                             President

                                          By:  /s/ Gail Sue Walker
                                             ---------------------------------
                                             Gail Sue Walker
                                             Corporate Secretary

                                          RAMEX SYNFUELS INTERNATIONAL, INC.,
                                          a Nevada Corporation,

                                          By:  /s/ Donald L. Walker
                                             ---------------------------------
                                             Donald L. Walker
                                             President


                                          By:  /s/ Gail Sue Walker
                                             ---------------------------------
                                             Gail Sue Walker
                                             Corporate Secretary

STATE OF    ARKANSAS

COUNTY OF     CRAWFORD


      The undersigned notary public does hereby certify that on this the 22nd day of November, 1988, personally appeared before me Donald L. Walker, who, being by me first duly sworn, declared that he is the President of Ramex Synfuels International, Inc., a Utah Corporation, that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.

                                               /s/ Sally Jo Rogers
                                             ---------------------------------
                                             NOTARY PUBLIC IN AND FOR THE
                                             STATE OF    ARKANSAS


                                             Printed Name of Notary:

                                                     SALLY JO ROGERS
                                             ---------------------------------
                                             My Commission Expires:   11-9-92



STATE OF    ARKANSAS

COUNTY OF     CRAWFORD

      The undersigned notary public does hereby certify that on this the 22nd day of November, 1988, personally appeared before me Gail Sue Walker, who, being by me first duly sworn, declared that she is the President of Ramex Synfuels International, Inc., a Utah Corporation, that she signed the foregoing document as President of the Corporation, and that the statements therein contained are true.

                                               /s/ Sally Jo Rogers
                                             ---------------------------------
                                             NOTARY PUBLIC IN AND FOR THE
                                             STATE OF    ARKANSAS


                                             Printed Name of Notary:

                                                      SALLY JO ROGERS
                                             ---------------------------------
                                             My Commission Expires:   11-9-92

STATE OF    ARKANSAS

COUNTY OF     CRAWFORD

      The undersigned notary public does hereby certify that on this the 22nd day of November, 1988, personally appeared before me Donald L. Walker, who, being by me first duly sworn, declared that he is the President of Ramex Synfuels International, Inc., a Utah Corporation, that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.

                                               /s/ Sally Jo Rogers
                                             ---------------------------------
                                             NOTARY PUBLIC IN AND FOR THE
                                             STATE OF    ARKANSAS

                                             Printed Name of Notary:

                                                      SALLY JO ROGERS
                                             ---------------------------------
                                             My Commission Expires:   11-9-92




STATE OF    ARKANSAS

COUNTY OF     CRAWFORD

      The undersigned notary public does hereby certify that on this the 22nd day of November, 1988, personally appeared before me Gail Sue Walker, who, being by me first duly sworn, declared that she is the President of Ramex Synfuels International, Inc., a Utah Corporation, that she signed the foregoing document as President of the Corporation, and that the statements therein contained are true.

                                               /s/ Sally Jo Rogers
                                             ---------------------------------
                                             NOTARY PUBLIC IN AND FOR THE
                                             STATE OF    ARKANSAS

                                             Printed Name of Notary:

                                                      SALLY JO ROGERS
                                             ---------------------------------
                                             My Commission Expires:   11-9-92

                                  EXHIBIT "A"

                              AGREEMENT OF MERGER
                                      AND
                       PLAN OF MERGER AND REORGANIZATION

      Agreement of Merger and Plan of Manger and Reorganization dated this 22nd day of November, 1988, by and between Ramex Synfuels International, Inc., a Corporation of the State of Utah thereinafter. called ("Ramex-Utah") and by resolution adopted by its Board of Directors on said date, and Ramex Synfuels International, Inc., a Corporation of the State of Nevada (hereinafter called "Ramex-Nevada"), and by resolution adopted by its Board of Directors on said date.

      WHEREAS, the Board of Directors of Ramex-Utah and Ramex-Nevada have resolved that Ramex-Utah and Ramex-Nevada merge under and pursuant to the Business Corporation Act of the State of Utah and the General Corporation Law of the State of Nevada, to-wit: Ramex-Nevada, which shall be the surviving corporation (such corporation in its capacity as the surviving corporation being sometimes referred to as the("Surviving Corporation");

      WHEREAS, this authorized capital stock of Ramex-Utah consists of One Hundred Twenty- five Million (125,000,000) shares of common stock with a par value of $.001 per share (hereinafter called "Ramex-Utah Common Stock") of which One Hundred Twenty-five Million (125,000,000) shares are issued and outstanding;

      WHEREAS, the capital stock of Ramex-Nevada consists of One Hundred Twenty-five Million (125,000,000) shares of common stock with a par value of $.001 par share (hereinafter called "Ramex- Nevada Common Stock") of which no shares are issued and outstanding;

      WHEREAS, the respective Board of Directors and shareholders of Ramex-Utah and Ramex- Nevada have approved the merger upon the terms and conditions hereinafter set forth and have been approved by this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions, and covenants herein contained, the parties hereto hereby agree in accordance with the Business Corporation Act of the State of Utah and the General Corporation Law of the State of Nevada that Ramex-Utah and Ramex-Nevada shall be, at the Effective Date (as herein defined) , merged with and into a single corporation existing under the laws of the State of Nevada (hereinafter called "Merger"), to-wit: Ramex- Nevada, which shall be the surviving Corporation and the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect.

1.    Stockholders' Consent; Filings, Effect of Merger

      1.1 Written Consent of Ramex-Nevada Stockholders. The Agreement of Merger need not be presented to stockholders of Ramex-Nevada for their consent and approval because as of this date there are no stockholders of Ramex-Nevada.

      1.2 Written Consent of Ramex-Utah Stockholders. The Agreement of Merger shall be presented to all stockholders of Ramex-Utah and upon obtaining the affirmative vote of the required number of the outstanding shares of Ramex-Utah that were cast at a meeting called and conducted in the same manner as provided by the Utah Business Corporation Act, a resolution authorizing such merger shall be adopted.

      1.3 Filing of Certificate of Merger; Effective Date. If (a) this Agreement is adopted by the stockholders of Ramex-Utah, in accordance with the Utah Business Corporation Act, and (b) this Agreement is not thereafter and has not theretofore been terminated or abandoned as permitted by the provisions hereof, then a Certificate of Merger shall be filed and recorded in accordance with the General Corporation Law of the State of Nevada and shall be filed in accordance with the Utah Business Corporation Act. Such filings shall be made contemporaneously. The merger shall become effective at 9:00 a.m. on the calendar day following the day of such filings, which date and time shall herein be referred to as the "Effective Date."

      1.4 Certain Effects of Merger. On the Effective Date, the separate existence of Ramex-Utah shall cease, and Ramex-Utah shall be merged with and into Ramex-Nevada which, as Surviving Corporation, shall possess all rights, privileges, powers, and franchises, of a public as well as private nature, and be subject to all restrictions, disabilities, and duties of Ramex-Utah and all and singular, the rights, privileges, powers, and franchises of Ramex-Utah, and all property, real, personal and mixed, and all debts due to Ramex-Utah on whatever account, as well as stock subscriptions and all other things in action or belonging to Ramex-Utah, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers, franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Ramex-Utah, and the title to any real estate vested by deed or otherwise under the laws of Utah or Nevada or any other jurisdiction, in Ramex-Utah, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of Ramex-Utah shall be preserved unimpaired, and all debts, liabilities, and duties of Ramex-Utah shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contrasted by it. At any time, or from time to time, after the Effective Date, the last acting officers of Ramex-Utah or the corresponding officers of the Surviving Corporation may, in the name of Ramex-Utah, execute and deliver all such proper deeds, assignments, and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect, or confirm in the Surviving Corporation title to and possession of all property, rights, privileges, powers, franchises, immunities, and interests of Ramex-Utah and otherwise to carry out the purpose of this Agreement.

2.    Name of Surviving Corporation; Certificate of Incorporation; By-Laws

      2.1 Name of Surviving Corporation. The name of the Surviving Corporation from and after the Effective Date shall be Ramex Synfuels International, Inc.

      2.2 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation in effect on the date hereof shall from and after the Effective Date be, and continue to be, the Certificate of Incorporation of the Surviving Corporation and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the laws of the jurisdiction of its organization.

      2.3 By-Laws. The By-Laws of the Surviving Corporation, as in effect immediately before the Effective Date, shall from and after the Effective Date be and continue to be the By-Laws of the Surviving Corporation and will continue in full force and effect until changed, amended, or altered as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of its organization.

3.    Management of Surviving Corporation

      3.1 Directors and Officers of Surviving Corporation. The Directors and Officers in office of the Surviving Corporation upon the Effective Date of the merger shall be the members of the first board of directors and the first officers of the Surviving Corporation, subsequent to the merger, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the By-Laws of the Surviving Corporation.

4.    Status and Conversion of Securities

      The manner and basis of converting the share of capital stock of Ramex-Utah and the nature and amount of securities of Ramex-Nevada which the holders of shares of Ramex-Utah Common Stock are to receive in exchange for such shares are as follows:

      4.1 Ramex-Utah Common Stock. Each share of Ramex-Utah Common Stock which shall be issued and outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Date into one fully paid share of Ramex-Nevada Common Stock. Such certificates may, but need not be, exchanged by the holders thereof after the merger becomes effective for new certificates for the appropriate number of shares bearing the name of the Surviving Corporation.

      4.2 Ramex-Nevada Common Stock. All issued and outstanding shares of Ramex-Nevada Common Stocks if any, are issued and outstanding on or as of the Effective Date, shall continue to be issued and outstanding shares of Ramex-Nevada Common Stock with a par value of $0.001.

5.    Miscellaneous

      5.1 This Agreement of Merger may be terminated and the proposed Merger abandoned at any time before the Effective Date of the Merger, and whether before or after approval of this Agreement of Merger by the shareholders of Ramex-Utah, if the board of Directors of Ramex-Utah or if the Surviving Corporation duly adopts a resolution abandoning this Agreement of Merger.

      5.2 In the event that the Plan of Merger shall have been approved by the shareholders of Ramex-Utah and the merger shall have been authorized by their duly adopted resolution in the manner prescribed by the provisions of the Utah Business Corporation Act, and in the event that the Plan of Merger shall have been approved by the Board of Directors or shareholders of their Surviving Corporation in compliance with the provisions of the laws of the jurisdiction of its organization, Ramex-Utah and the Surviving Corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Utah and of the State of Nevada, and that they will cause to be formed all necessary acts therein and elsewhere to effectuate the merger.

      5.3 For the convenience of the parties hereto and to facilitate the filing of this Agreement of Merger, any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original.

      5.4 The following directors have approved this agreement. These directors constitute all the directors of Ramex-Utah and Ramex-Nevada.

RAMEX SYNFUELS INTERNATIONAL,             RAMEX SYNFUELS INTERNATIONAL,
INC., a Utah Corporation                  INC., a Nevada Corporation

Donald L. Walker, Director                Donald L. Walker, Director
Gail Sue Walker, Director                 Gail Sue Walker, Director
John Mayer, Director                      John Mayer, Director
Robert Ferguson, Director                 Robert Ferguson, Director

      IN WITNESS WHEREOF, this Agreement has been executed by Ramex Synfuels, International, Inc, a Utah corporation, and Ramex Synfuels International, Inc., a Nevada corporation all on the date first above written.

ATTEST:                                   Ramex Synfuels International, Inc.,
                                          a Utah corporation

By:                                       By:
   ---------------------------------         ---------------------------------
      Corporate Secretary                           President

THE STATE OF ARKANSAS

COUNTY OF CRAWFORD

      BEFORE ME, the undersigned authority, on this day personally appeared Donald L. Walker, President of Ramex Synfuels International, Inc., a Utah corporation, known to me to be the person whose name is subscribed to the foregoing instrument, who being first duly sworn did state that he signed said instrument and that the statements contained therein are true and correct.

      SUBSCRIBED AND SWORN TO before me on this the 22nd day of November, 1988.

                                            /s/ Sally Jo Rogers
                                          ------------------------------------
                                          NOTARY PUBLIC IN AND FOR THE
                                          STATE OF ARKANSAS

                                          Printed Name of Notary:
                                                Sally Jo Rogers
                                          ------------------------------------
                                          My Commission Expires: 11-9-92


ATTEST:                                   Ramex Synfuels International, Inc.,
                                          a Nevada corporation

By:                                       By:
   ---------------------------------         ---------------------------------
      Corporate Secretary                           President


THE STATE OF ARKANSAS

COUNTY OF CRAWFORD

      BEFORE ME, the undersigned authority, on this day personally appeared Donald L. Walker, President of Ramex Synfuels International, Inc., a Utah corporation, known to me to be the person whose name is subscribed to the foregoing instrument, who being first duly sworn did state that he signed said instrument and that the statements contained therein are true and correct.

      SUBSCRIBED AND SWORN TO before me on this the 22nd day of November, 1988.

                                            /s/ Sally Jo Rogers
                                          ------------------------------------
                                          NOTARY PUBLIC IN AND FOR THE
                                          STATE OF ARKANSAS
                                          Printed Name of Notary:

                                                Sally Jo Rogers
                                          ------------------------------------
                                          My Commission Expires: 11-9-92

                              LETTER OF ADOPTION

      I, the undersigned, being a Director of both Ramex Synfuels International, Inc., a Utah Corporation, and Ramex Synfuels International, Inc., a Nevada Corporation, hereby approve and adopt the foregoing Agreement of Merger and Plan of Merger and Reorganization dated the 22nd day of November, 1988, by and between Ramex Synfuels International, Inc., a Corporation of the State of Utah and Ramex Synfuels International, Inc., a Corporation of the State of Nevada, and hereby consent to the merger under the terms and conditions as set forth therein.

                                            /s/ Robert Ferguson
                                          ------------------------------------
                                          Robert Ferguson
                                          Director

STATE OF PENNSYLVANIA

COUNTY OF ERIE

      BEFORE ME, the undersigned authority, on this day personally appeared Robert Ferguson, Director of Ramex Synfuels International, Inc., a Utah corporation, and Ramex Synfuels International, Inc., a Nevada corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

      GIVEN UNDER MY HAND AND SEAL of office this 15th day of December, 1988.

                                            /s/ Christy R. Sloan
                                          ------------------------------------
                                          NOTARY PUBLIC IN AND FOR THE
                                          STATE OF PENNSYLVANIA
                                          Printed Name of Notary:

                                                Christy R. Sloan
                                          ------------------------------------
                                          My Commission Expires: 5/  /92